UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) April 29, 2002


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

         100 CenturyTel Drive, Monroe, Louisiana                 71203
         (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code      (318) 388-9000

                          ---------------------------

Item 5. Other Events and Regulation FD Disclosure

(a) Set forth below is certain unaudited pro forma consolidated condensed financial information.


                                CenturyTel, Inc.
        Unaudited Pro Forma Consolidated Condensed Financial Information

                                  Introduction
Background

    On October 22, 2001, affiliates of CenturyTel, Inc. (the "Company") entered into definitive agreements to purchase from affiliates of Verizon Communications, Inc. ("Verizon") assets comprising all of Verizon's local telephone operations in Missouri and Alabama. In exchange, the Company has agreed to pay approximately $2.159 billion in cash, subject to certain adjustments which are not anticipated to be material. As explained further below, such transactions are expected to close by the third quarter of 2002.

    On March 19, 2002, the Company entered into a definitive agreement to sell the stock of its wireless operations to an affiliate of ALLTEL Corporation ("Alltel") for $1.65 billion in cash, subject to certain adjustments which are not anticipated to be material. This transaction is expected to close in the third quarter of 2002.

    The results of operations of the properties to be acquired will be included in the Company's consolidated financial statements from and after their respective dates of acquisition. The results of operations of the properties to be sold will be included in the Company's consolidated financial statements as discontinued operations up until the date of disposition.

Pending Verizon Acquisitions

    On October 22, 2001, the Company entered into definitive agreements to purchase from Verizon assets comprising all of Verizon's local telephone operations in Missouri and Alabama. In exchange, the Company has agreed to pay approximately $2.159 billion in cash, subject to certain adjustments described below.

    The assets to be purchased will include (i) all telephone access lines (which numbered approximately 372,000 as of December 31, 2001) and related property and equipment comprising Verizon's local exchange operations in 98 exchanges in predominantly rural and suburban markets throughout Missouri, several of which are adjacent to properties currently owned and operated by the Company, (ii) all telephone access lines (which numbered approximately 304,000 as of December 31, 2001) and related property and equipment comprising Verizon's local exchange operations in 90 exchanges in predominantly rural markets throughout Alabama, (iii) Verizon's assets used to provide digital subscriber line ("DSL") and other high speed data services within the purchased exchanges in both states and (iv) an aggregate of approximately 2,800 route miles of fiber optic cable within the purchased exchanges in both states. The acquired assets will not include Verizon's cellular, PCS, long distance, dial-up Internet, or directory publishing operations, or rights under various Verizon contracts, including those relating to customer premises equipment. The Company will not assume any liabilities of Verizon other than those associated with contracts, employees, facilities and certain other assets transferred in connection with the purchases. The purchase price will be adjusted to, among other things, (i) reimburse Verizon for pre-closing construction costs and (ii) compensate the Company if Verizon fails to attain certain specified pre-closing capital expenditure targets. The aggregate effect of these adjustments is not expected to be material.

    The Company has received the principal approvals and waivers from the Federal Communications Commission ("FCC") necessary for it to consummate the acquisitions on the terms proposed. The Company's purchase of the Alabama properties has been approved by the Alabama Public Service Commission. The Company's purchase of the Missouri properties remains subject to the approval of the Missouri Public Service Commission. Consummation of each transaction is also subject to, among other things, (i) the receipt of certain additional FCC approvals, (ii) the receipt of various third party consents, including releases from Verizon bondholders terminating liens on the transferred assets, and (iii) various other customary closing conditions. Subject to these conditions, the Company expects to complete the purchase of the Alabama properties late in the second quarter of 2002, and the purchase of the Missouri properties during the third quarter of 2002. Neither purchase is conditioned upon the completion of the other purchase.

    The properties to be acquired are currently subject to price-cap regulation for interstate purposes, and the Company has no plans to change this.

    Under each definitive agreement, the Company has agreed to pay Verizon 10% of the transaction consideration if the purchase is not consummated under certain specified conditions, including the Company's inability to finance the transactions.

    In addition to the continued provision of traditional local exchange telephone services, the Company intends to provide long distance, Internet access (including DSL access service), and other advanced technology services in certain of the acquired service areas.

Pending Wireless Disposition

    On March 19, 2002, the Company entered into a definitive agreement to sell the stock of its wireless operations to Alltel for $1.65 billion in cash, subject to certain adjustments which are not anticipated to be material. The Company's after-tax proceeds from the sale are anticipated to be approximately $1.3 billion. In connection with this transaction, the Company will divest its
(i) interests in its majority-owned and operated cellular systems, which at December 31, 2001 served approximately 797,000 customers and had access to approximately 7.8 million pops (as defined in the Company's most recent 10-K Report), (ii) minority cellular equity interests representing approximately 2.0 million pops at December 31, 2001, and (iii) licenses to provide personal communications services covering 1.3 million pops in Wisconsin and Iowa. The Company has agreed to maintain capital expenditures and sales and marketing spending at certain specified levels through the closing, and to retain certain liabilities associated with the pre-closing operation of its cellular business for various periods of time. Alltel will not assume any indebtedness in connection with the sale.

    The Company will be committed to (i) seek acknowledgments from some of its cellular partners confirming that they do not hold "first refusal" rights to purchase certain of its cellular partnership interests, (ii) seek waivers from certain other partners of their first refusal rights and (iii) in certain instances, offer a limited number of our cellular partnership interests to partners holding such rights. The sale is subject to the satisfactory completion of these processes for various partnerships.

    The sale is also subject to (i) approval by the FCC, (ii) our request to waive certain FCC rules not being denied by the FCC, (iii) compliance with the notification and waiting period requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iv) receipt of third party consents and (v) various other customary closing conditions. Subject to these conditions, we expect to complete the sale in the third quarter of 2002.

    The Company intends to use the after-tax proceeds received from the sale of its wireless operations to partially finance the Verizon acquisitions.

Pro forma Information

     The following unaudited pro forma consolidated condensed balance sheet as of December 31, 2001 and the unaudited pro forma consolidated condensed statements of income for the years ended December 31, 1999, 2000 and 2001 are based on the historical consolidated results of operations and financial condition of CenturyTel, Inc. and its subsidiaries, and includes adjustments to reflect the Company's wireless operations as discontinued operations. No interest expense was allocated to discontinued operations and corporate overhead costs previously absorbed by the wireless operations are reflected as an expense within continuing operations.

     In addition, the unaudited pro forma consolidated condensed balance sheet as of December 31, 2001 and the unaudited pro forma consolidated condensed statement of income for the year ended December 31, 2001 also reflect (i) the effects of acquiring the Verizon properties for an aggregate of $2.159 billion cash, (ii) the effects of divesting the Company's wireless operations for cash proceeds that we anticipate will be approximately $1.65 billion pre-tax and approximately $1.3 billion after-tax and (iii) steps the Company anticipates taking to finance the Verizon acquisitions.

     In accordance with Statement of Financial Accounting Standard No. 142, "Accounting for Goodwill and Other Intangible Assets", effective January 1, 2002, goodwill is no longer subject to amortization; therefore, the accompanying 2001 pro forma statement of income does not reflect amortization of the estimated goodwill associated with the acquisition of the Verizon properties.

    Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma consolidated condensed financial information.

    Although the Company's financing plans are not yet complete and will be dependent upon market conditions and other factors, the pro forma financial information has been prepared assuming that the aggregate purchase price for the Verizon assets of $2.159 billion will be financed on a long-term basis substantially with (i) $1.3 billion of after-tax proceeds from the pending divestiture of its wireless business, (ii) proceeds from the sale of $500 million of equity units and (iii) $359 million of proceeds from a sale of debt securities. If the Company requires cash before these sources of long-term financing are available, the Company intends to borrow cash on a short-term basis. Conversely, if the Company receives cash from these sources before it needs such cash, the Company intends to repay short-term debt. For purposes of the pro forma information, these short-term borrowings and repayments have been excluded, as have adjustments for estimated transaction costs.

    The 2001 pro forma financial information related to the Verizon acquisitions has been prepared using the purchase method of accounting and is based on the assumptions that the purchase of all of the Verizon properties took place as of December 31, 2001 for purposes of the pro forma balance sheet and as of January 1, 2001 for purposes of the pro forma statement of income. In accordance with the purchase method of accounting, the actual consolidated financial statements of the Company will reflect the Verizon acquisitions only from and after their respective dates of acquisition.

     The 2001 pro forma information related to the sale of the wireless operations has been prepared based on the assumptions that the sale of those operations took place as of December 31, 2001 for purposes of the pro forma balance sheet and as of January 1, 2001 for purposes of the pro forma statement of income. The actual consolidated financial statements of the Company will reflect the operations of the wireless properties (as discontinued operations) until the date of disposition.

    The 2001 unaudited pro forma consolidated condensed financial data included below does not give effect to any potential revenue enhancements, cost reductions, or other operating efficiencies that could result from the Verizon acquisitions or the wireless divestiture, including, but not limited to (i) offering long distance, Internet access and other advanced technology services to an increased number of customers in the acquired markets or (ii) cost savings that may be associated with operating and administering the acquired properties with the Company's existing personnel and operating assets.

     The 2001 pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results or financial position. The historical Verizon financial information reflects the operating and management structure of Verizon and is not necessarily indicative of the results of operations that may be obtained with respect to the acquired properties under the Company's operating and management structure.

    You are urged to read the financial information below along with the Company's publicly available historical consolidated financial statements and accompanying notes.



                                CENTURYTEL, INC.
             Pro Forma Consolidated Condensed Statement of Income
                          Year ended December 31, 1999
                                   (Unaudited)

                                                        Adjustments
                                                            for
                                                        discontinued     CenturyTel
                                           CenturyTel    operations       Adjusted
                                           ----------------------------------------
                                                    (Dollars in thousands,
                                                   except per share amounts)
OPERATING REVENUES
    Telephone                             $ 1,126,112             -       1,126,112
    Wireless                                  422,269      (422,269)              -
    Other                                     128,288             -         128,288
                                           ----------------------------------------
         Total operating revenues           1,676,669      (422,269)      1,254,400
                                           ----------------------------------------

OPERATING EXPENSES
    Cost of sales and operating expenses      819,784      (219,746)        600,038
    Corporate overheads allocable to
     discontinued operations                        -        19,416          19,416
    Depreciation and amortization             348,816       (68,593)        280,223
                                           ----------------------------------------
         Total operating expenses           1,168,600      (268,923)        899,677
                                           ----------------------------------------

OPERATING INCOME                              508,069      (153,346)        354,723
                                           ----------------------------------------

OTHER INCOME AND EXPENSE
    Nonrecurring gains and losses, net         62,808       (51,524)         11,284
    Interest expense                         (150,557)            -        (150,557)
    Income from unconsolidated cellular
     partnerships                              27,675       (27,675)             -
    Minority interest                         (27,913)       27,837             (76)
    Other income and expense                    9,190          (484)          8,706
                                           ----------------------------------------
         Total other income (expense)         (78,797)      (51,846)       (130,643)
                                           ----------------------------------------

Income from continuing operations
 before income tax expense                    429,272      (205,192)        224,080

Income tax expense                            189,503      (100,943)         88,560
                                           ----------------------------------------

Income from continuing operations             239,769      (104,249)        135,520

Discontinued operations, net of tax                 -       104,249         104,249
                                           ----------------------------------------

Net income                                $   239,769             -         239,769
                                           ========================================


BASIC EARNINGS PER SHARE
    From continuing operations            $      1.72          (.75)            .97
    Discontinued operations               $         -           .75             .75
    Basic earnings per share              $      1.72             -            1.72


DILUTED EARNINGS PER SHARE
    From continuing operations            $      1.70          (.74)            .96
    Discontinued operations               $         -           .74             .74
    Basic earnings per share              $      1.70             -            1.70


AVERAGE BASIC SHARES OUTSTANDING              138,848       138,848         138,848
                                        ===========================================

AVERAGE DILUTED SHARES OUTSTANDING            141,432       141,432         141,432
                                        ===========================================

See accompanying notes to unaudited pro forma consolidated condensed financial information.

                                CENTURYTEL, INC.
              Pro Forma Consolidated Condensed Statement of Income
                          Year ended December 31, 2000
                                  (Unaudited)

                                                        Adjustments
                                                            for
                                                        discontinued     CenturyTel
                                           CenturyTel    operations       Adjusted
                                           ----------------------------------------
                                                    (Dollars in thousands,
                                                   except per share amounts)
OPERATING REVENUES
    Telephone                             $ 1,253,969             -       1,253,969
    Wireless                                  443,569      (443,569)              -
    Other                                     148,388             -         148,388
                                           ----------------------------------------
         Total operating revenues           1,845,926      (443,569)      1,402,357
                                           ----------------------------------------

OPERATING EXPENSES
    Cost of sales and operating expenses      932,457      (260,465)        671,992
    Corporate overheads allocable to
     discontinued operations                        -        21,411          21,411
    Depreciation and amortization             388,056       (65,239)        322,817
                                           ----------------------------------------
         Total operating expenses           1,320,513      (304,293)      1,016,220
                                           ----------------------------------------

OPERATING INCOME                              525,413      (139,276)        386,137
                                           ----------------------------------------

OTHER INCOME AND EXPENSE
    Nonrecurring gains and losses, net         20,593       (20,593)              -
    Interest expense                         (183,302)            -        (183,302)
    Income from unconsolidated cellular
     partnerships                              26,986       (26,986)              -
    Minority interest                         (10,201)       11,598           1,397
    Other income and expense                    6,696        (3,157)          3,539
                                           ----------------------------------------
         Total other income (expense)        (139,228)      (39,138)       (178,366)
                                           ----------------------------------------

Income from continuing operations
 before income tax expense                    386,185      (178,414)        207,771

Income tax expense                            154,711       (71,169)         83,542
                                           ----------------------------------------

Income from continuing operations             231,474      (107,245)        124,229

Discontinued operations, net of tax                 -       107,245         107,245
                                           ----------------------------------------

Net income                                $   231,474             -         231,474
                                           ========================================


BASIC EARNINGS PER SHARE
    From continuing operations            $      1.65          (.77)            .88
    Discontinued operations               $         -           .77             .77
    Basic earnings per share              $      1.65             -            1.65


DILUTED EARNINGS PER SHARE
    From continuing operations            $      1.63          (.76)            .88
    Discontinued operations               $         -            76             .76
    Basic earnings per share              $      1.63             -            1.63


AVERAGE BASIC SHARES OUTSTANDING              140,069       140,069         140,069
                                           ========================================

AVERAGE DILUTED SHARES OUTSTANDING            141,864       141,864         141,864
                                        ============================================

See accompanying notes to unaudited pro forma consolidated condensed financial information.

                                CENTURYTEL, INC.
              Pro Forma Consolidated Condensed Statement of Income
                          Year ended December 31, 2001
                                  (Unaudited)

                                                         Adjustments
                                                            for
                                                        discontinued     CenturyTel                        Pro forma      Pro forma
                                           CenturyTel    operations       Adjusted        Verizon         adjustments   consolidated
                                           -----------------------------------------------------------------------------------------
                                                               (Dollars in thousands, except per share amounts)
OPERATING REVENUES
    Telephone                           $   1,505,733             -       1,505,733       552,127                  -      2,057,860
    Wireless                                  437,965      (437,965)              -             -                  -              -
    Other                                     173,771             -         173,771             -                  -        173,771
                                           -----------------------------------------------------------------------------------------
       Total operating revenues             2,117,469      (437,965)      1,679,504       552,127                  -      2,231,631
                                           -----------------------------------------------------------------------------------------

OPERATING EXPENSES
    Cost of sales and operating expenses    1,086,166      (259,218)        826,948       233,108             14,900      1,074,956
    Corporate overheads allocable to
     discontinued operations                        -        20,213          20,213             -                  -         20,213
    Depreciation and amortization             473,384       (66,346)        407,038        81,498                  -        488,536
                                           -----------------------------------------------------------------------------------------
       Total operating expenses             1,559,550      (305,351)      1,254,199       314,606             14,900      1,583,705
                                           -----------------------------------------------------------------------------------------

OPERATING INCOME                              557,919      (132,614)        425,305       237,521            (14,900)       647,926
                                           -----------------------------------------------------------------------------------------

OTHER INCOME AND EXPENSE
    Nonrecurring gains and losses, net        199,971      (166,928)         33,043             -                  -         33,043
    Interest expense                         (225,523)            -        (225,523)      (21,388)           (37,657)      (284,568)
    Income from unconsolidated cellular
     partnerships                              27,460       (27,460)              -             -                  -              -
    Minority interest                         (11,812)       11,510            (302)            -                  -           (302)
    Other income and expense                    5,041        (4,707)            334        (2,482)                 -         (2,148)
                                           -----------------------------------------------------------------------------------------
       Total other income (expense)            (4,863)     (187,585)       (192,448)      (23,870)           (37,657)      (253,975)
                                           -----------------------------------------------------------------------------------------

Income from continuing operations
 before income tax expense                    553,056      (320,199)        232,857       213,651            (52,557)       393,951

Income tax expense                            210,025      (121,314)         88,711        87,312            (21,023)       155,000
                                           -----------------------------------------------------------------------------------------

Income from continuing operations             343,031      (198,885)        144,146       126,339            (31,534)       238,951

Discontinued operations, net of tax                 -       198,885         198,885             -           (198,885)             -
                                           -----------------------------------------------------------------------------------------

Net income                               $    343,031             -         343,031       126,339           (230,419)       238,951
                                           =========================================================================================


BASIC EARNINGS PER SHARE
    From continuing operations           $       2.43         (1.41)           1.02           .90               (.22)          1.69
    Discontinued operations              $          -          1.41            1.41             -              (1.41)             -
                                           -----------------------------------------------------------------------------------------
    Basic earnings per share             $       2.43 (1)         -            2.43 (1)       .90              (1.64)          1.69
                                           =========================================================================================

DILUTED EARNINGS PER SHARE
    From continuing operations           $       2.41         (1.40)           1.01           .89               (.22)          1.68
    Discontinued operations              $          -          1.40            1.40             -              (1.40)             -
                                           -----------------------------------------------------------------------------------------
    Diluted earnings per share           $       2.41 (1)         -            2.41 (1)       .89              (1.62)          1.68
                                           =========================================================================================

AVERAGE BASIC SHARES OUTSTANDING              140,743       140,743         140,743       140,743            140,743        140,743
                                           =========================================================================================

AVERAGE DILUTED SHARES OUTSTANDING            142,307       142,307         142,307       142,307            142,307        142,307
                                           =========================================================================================

(1) CenturyTel's basic earnings per share and diluted earnings per share for the year ended December 31, 2001 were $1.72 and $1.70, after eliminating the effect of nonrecurring net gains associated with our wireless operations.

See accompanying notes to unaudited pro forma consolidated condensed financial information.

                                CENTURYTEL, INC.
                 Pro Forma Consolidated Condensed Balance Sheet
                                December 31, 2001
                                   (Unaudited)

                                                         Adjustments
                                                            for
                                                        discontinued     CenturyTel                        Pro forma      Pro forma
                                           CenturyTel    operations       Adjusted        Verizon         adjustments   consolidated
ASSETS                                     -----------------------------------------------------------------------------------------
------                                                                (Dollars in thousands)
CURRENT ASSETS
    Cash and cash equivalents            $     13,362        (9,866)          3,496             -                  -          3,496
    Accounts receivable                       254,094       (48,104)        205,990        88,841                  -        294,831
    Materials and supplies                     20,239        (9,323)         10,916         1,453                  -         12,369
    Other                                      12,578        (3,067)          9,511        20,102                  -         29,613
                                           -----------------------------------------------------------------------------------------
       Total current assets                   300,273       (70,360)        229,913       110,396                  -        340,309
                                           -----------------------------------------------------------------------------------------

NET PROPERTY, PLANT AND EQUIPMENT           2,999,563      (263,421)      2,736,142       633,644                  -      3,369,786
                                           -----------------------------------------------------------------------------------------

INVESTMENTS AND OTHER ASSETS
    Excess cost of net assets acquired      2,471,484      (384,326)      2,087,158             -          1,485,408      3,572,566
    Other                                     547,364      (127,321)        420,043       129,767           (114,067)       435,743
                                           -----------------------------------------------------------------------------------------
       Total investments and other assets   3,018,848      (511,647)      2,507,201       129,767          1,371,341      4,008,309
                                           -----------------------------------------------------------------------------------------

ASSETS HELD FOR SALE                                -       845,428         845,428             -           (845,428)             -
                                           -----------------------------------------------------------------------------------------

TOTAL ASSETS                             $  6,318,684             -       6,318,684       873,807            525,913      7,718,404
                                           =========================================================================================

LIABILITIES AND EQUITY
----------------------

CURRENT LIABILITIES
    Short term debt and current
     maturities of long-term debt        $  1,008,834             -       1,008,834             -                  -      1,008,834
    Accounts payable                           87,439       (26,383)         61,056         7,428             (7,428)        61,056
    Accrued expenses and other liabilities    157,969       (18,285)        139,684        52,767            (52,767)       139,684
    Advance billing and customer deposits      39,714       (10,406)         29,308        12,399                  -         41,707
                                           -----------------------------------------------------------------------------------------
       Total current liabilities            1,293,956       (55,074)      1,238,882        72,594            (60,195)     1,251,281
                                           -----------------------------------------------------------------------------------------

LONG-TERM DEBT                              2,087,500             -       2,087,500             -            859,000      2,946,500
                                           -----------------------------------------------------------------------------------------

DEFERRED CREDITS AND OTHER LIABILITIES        599,848       (93,796)        506,052        73,749              6,300        586,101
                                           -----------------------------------------------------------------------------------------

LIABILITIES RELATED TO ASSETS
 HELD FOR SALE                                      -       148,870         148,870             -           (148,870)             -
                                           -----------------------------------------------------------------------------------------

PARENT FUNDING                                      -             -               -       727,464           (727,464)             -
                                           -----------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
    Common stock                              141,233             -         141,233             -                  -        141,233
    Paid in capital                           524,668             -         524,668             -             (6,300)       518,368
    Retained earnings                       1,666,004             -       1,666,004             -            603,442      2,269,446
    Unearned ESOP shares                       (2,500)            -          (2,500)            -                  -         (2,500)
    Preferred stock - non-redeemable            7,975             -           7,975             -                  -          7,975
                                           -----------------------------------------------------------------------------------------
       Total stockholders' equity           2,337,380             -       2,337,380             -            597,142      2,934,522
                                           -----------------------------------------------------------------------------------------

TOTAL LIABILITIES AND EQUITY             $  6,318,684             -       6,318,684       873,807            525,913      7,718,404
                                           =========================================================================================

See accompanying notes to unaudited pro forma consolidated condensed financial information.


Notes to Unaudited Pro Forma Consolidated Condensed Financial Information

(A)     Purchase of Verizon assets.

     Costs of acquisition. The total cash purchase price of the Verizon assets has been assumed to be $2.159 billion.

     Operations. As explained further above, the proforma adjustments do not consider the effect of possible revenue enhancements, cost reductions or other operating efficiencies that may occur in connection with combining the operations of the acquired properties with the Company's operations or divesting its wireless operations.

(B)     Sale of Wireless Operations.

     Presentation of wireless operations. The wireless operations have been adjusted to be reflected as discontinued operations on the Company's statements of income and the assets and liabilities of the wireless operations have been reflected as held for sale on the Company's balance sheet.

     Proceeds from disposition. The after-tax proceeds from the sale of the wireless operations has been assumed to be $1.3 billion.

(C)     December 31, 2001 Balance Sheet Pro Forma Adjustments.

     The pro forma adjustments applicable to the acquisition of the Verizon properties with respect to the unaudited pro forma consolidated condensed balance sheet as of December 31, 2001, as set forth below, reflect preliminary allocations of the aggregate purchase price to the acquired properties. The preliminary estimates of the fair value of the noncurrent assets and liabilities are subject to change upon completion of our valuation analysis. As explained further above under "Pro Forma Information," the pro forma financial information has been prepared assuming that the aggregate purchase price of $2.159 billion will be financed on a long-term basis with (i) $1.3 billion of after-tax proceeds from the pending divestiture of its wireless business,
     (ii) proceeds from the sale of $500 million of equity units (comprised of senior notes and purchase contracts entitling the holders to, among other things, contract adjustment payments) and (iii) proceeds of $359 million from a sale of debt securities. The pro forma financial information has been prepared assuming that the weighted average interest rate of the $859 million of net indebtedness to be incurred (including indebtedness associated with senior notes issued in connection with the equity units) will be 6.8%. There is no adjustment to reduce long-term debt as a result of the discontinued operations because the Company has no outstanding indebtedness directly related to its wireless operations.

     December 31, 2001 Balance Sheet Pro Forma Adjustments

                      Excess                   (Assets)                   Accrued              Deferred
         Cash         cost of    Investments  liabilities                expenses      Long-    credits              Paid
       and cash      net assets   and other      held        Accounts    and other     term    and other    Parent    in    Retained
      equivalents    acquired      assets      for sale       payable   liabilities    debt   liabilities  funding  capital earnings
------------------------------------------------------------------------------------------------------------------------------------
                                                            (Dollars in thousands)

(1)(a) $ 2,159,000                                                                    2,159,000
   (b)  (2,159,000)  2,159,000

(2)                   (727,464)                                                                           (727,464)

(3)                    114,067    (114,067)

(4)                    (60,195)                                (7,428)    (52,767)

(5)(a)   1,650,000                             (845,428)                                                                    953,442
                                                148,870
   (b)    (350,000)                                                                                                        (350,000)
   (c)  (1,300,000)                                                                  (1,300,000)

(6)                                                                                                6,300            (6,300)

    --------------------------------------------------------------------------------------------------------------------------------
       $         0   1,485,408    (114,067)    (696,558)       (7,428)    (52,767)      859,000    6,300  (727,464) (6,300) 603,442
    ================================================================================================================================

(1) Reflects (a) $2.159 billion raised in the manner discussed herein and
    (b) delivery of $2.159 billion to purchase the assets of Verizon.

(2) Reflects the elimination of Verizon's parent debt and equity funding.

(3) Reflects the elimination of Verizon's excess pension assets. Verizon will retain these assets, together with all income generated by such assets. Verizon's historical financial statements reflect such assets and income.

(4) Reflects the elimination of Verizon's accounts payable and accrued expenses and other liabilities. These liabilities will be retained by Verizon.

(5) Reflects (a) gross proceeds received from the sale of the Company's wireless operations to Alltel of $1.65 billion, elimination of assets and liabilities held for sale and pre-tax gain from the sale of wireless interests,
    (b) taxes paid related to the gain on sale of wireless operations of $350 million and (c) a $1.3 billion reduction in the amount of debt that would otherwise be incurred absent the divestiture.

(6) Reflects, as a reduction of equity, the present value of contract adjustment payments related to $500 million equity unit issuance.


(D)     December 31, 2001 Income Statement Pro Forma Adjustments.

     Set forth below are the pro forma adjustments applicable to the acquisition of the Verizon assets and to the divestiture of the wireless operations with respect to the unaudited pro forma consolidated condensed statement of income for the year ended December 31, 2001.

December 31, 2001 Income Statement Pro Forma Adjustments

                                                Cost of Sales                                     Discontinued
                                                and Operating    Interest         Income           operations,
                                                  Expenses       expense        tax expense        net of tax
--------------------------------------------------------------------------------------------------------------
                                                                   (Dollars in thousands)
Interest on net borrowings of $859 million at
 an assumed rate of 6.8% (1)                  $                     58,412

Eliminate Verizon interest expense on parent
 funding (2)                                                       (21,388)

Eliminate pension credit related to
 excess pension assets which will remain
 with Verizon (3)                                    14,900

Record amortization of discounted contract
 adjustment payment liability related to
 $500 million equity unit issuance                                     633

Tax benefit relating to pro forma
 adjustments (assuming a 40%
 tax rate)                                                                         (21,023)

Eliminate discontinued operations
 of wireless business                                                                              (198,885)
                                                --------------------------------------------------------------
                                              $      14,900         37,657         (21,023)        (198,885)
                                                ==============================================================

(1) See footnote (C). Use of an assumed rate .125% higher or lower than 6.8% on net borrowings would have changed net income by approximately $644,000.

(2)  See footnote (C), adjustment number (2).

(3)  See footnote (C), adjustment number (3).


(E)     Reclassifications.

     Certain reclassifications have been made to the historical financial information to conform to the presentation of the condensed pro forma information.

(F)     Verizon Historical Results.

     All amounts reflected above under the headings "As Reported - Verizon" are based on audited special purpose financial statements of the Verizon acquired operations. In connection with the preparation of these special purpose financial statements, Verizon made numerous assumptions and allocations where specific data was not available pertaining to the acquired assets. Because of the significant amount of allocations and estimates used to prepare these special purpose financial statements and because this Company will operate these assets under a different operating and management structure, they may not reflect the financial position and results of operations of the acquired properties after such properties are acquired by the Company.


(b)  Legal Proceeding

     On December 26, 2001, AT&T Corp. and one of its subsidiaries filed a complaint in the U.S. District Court for the Western District of Washington (Case No. CV0121512) seeking money damages against CenturyTel of the Northwest, Inc. The plaintiffs claim, among other things, that CenturyTel of the Northwest, Inc. has breached its obligations under an October 1994 stock purchase agreement to indemnify the plaintiffs for various environmental costs and damages relating to properties sold to the plaintiffs under such 1994 agreement. The Company has investigated this claim and believes it has numerous defenses available. If the plaintiffs are successful in recovering any sums under this litigation, the Company believes it is entitled to indemnification under agreements with third parties.

                           FORWARD-LOOKING STATEMENTS

     In addition to historical information, this Form 8-K includes certain forward-looking statements and estimates that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the Company's ability to successfully finance and timely consummate its pending Verizon acquisitions and its wireless divestiture; the receipt of all governmental and other approvals, consents or waivers necessary to complete the Company's pending acquisitions and wireless divestiture; the availability of capital on terms attractive to the Company; the prevailing level of interest rates; the Company's ability to effectively integrate new businesses into its operations; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new offerings on a timely and cost-effective basis; and the effects of more general factors such as changes in overall market or economic conditions or in legislation, regulation or public policy. These and other uncertainties related to the business are described in greater detail in Item 1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any of its forward-looking statements for any reason.



                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            CenturyTel, Inc.

                                            By: /s/ Neil A. Sweasy
                                                ----------------------------
                                                Neil A. Sweasy
                                                Vice President and Controller